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                                                                    EXHIBIT 99.1

                                                                 [POWERTEL LOGO]

                                                                    NEWS RELEASE

CONTACT                                                    FOR IMMEDIATE RELEASE

KEVIN INDA
POWERTEL, INC.
706-634-1218
KINDA@POWERTEL.COM


    POWERTEL, INC. ANNOUNCES PRELIMINARY FIRST QUARTER 2001 FINANCIAL RESULTS

     WEST POINT, GA (APRIL 19, 2001) - Powertel, Inc. (Nasdaq/NM: PTEL), a leading wireless personal communications service (PCS) provider serving the southeastern United States, today announced its preliminary financial and operating results for the first quarter ended March 31, 2001.

     "Powertel delivered a strong first quarter, surpassing the million customer mark," said Allen E. Smith, Powertel's president and chief executive officer. "We continue to grow our subscriber base and revenues. We're especially pleased with the number of postpaid subscribers added during the first quarter and our ability to generate positive operating cash flow."


FIRST QUARTER RESULTS

     Based on its preliminary unaudited financial and operating data for the quarter ended March 31, 2001, Powertel is today reporting the following preliminary results:

         - SUBSCRIBERS: Powertel ended the first quarter of 2001 with approximately 1,015,000 total PCS subscribers, adding approximately 108,000 net new PCS subscribers during the quarter. Net new postpaid PCS subscribers totaled approximately 59,000 while net new prepaid subscribers totaled approximately 49,000 for the first quarter. At the end of the first quarter, Powertel's total subscriber base consisted of approximately 470,000 postpaid subscribers and approximately 545,000 prepaid subscribers.

         - REVENUE: Powertel had total revenue and sales for the first quarter of 2001 of $151.0 million compared to $100.1 million for the same period of 2000. PCS service revenues increased to $138.0 million for the first quarter of 2001 compared to $93.1 million in the first quarter of 2000.

         - EBITDA: Powertel's EBITDA (operating loss before non-cash charges) for the first quarter of 2001 was $16.8 million compared to $0.6 million for the first quarter of 2000.

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         -        EARNINGS: Powertel had a net loss attributable to common
                  stockholders of ($47.8 million) or ($1.46) per basic share (on
                  32.8 million weighted average common shares) for the first quarter of 2001 versus a net loss of ($52.9 million) or ($1.74) per basic share for the first quarter of 2000.

         - CAPITAL EXPENDITURES: Capital expenditures for the first quarter of 2001 totaled approximately $34.8 million compared with $15.4 million for the first quarter of 2000.

         - JOINT VENTURE: On February 1, 2001, Powertel began offering its services through its relationship with Eliska Wireless Ventures I, Inc. For the two months ended March 31, 2001, based upon Eliska Venture's unaudited results, Eliska Ventures had total revenues and sales of approximately $7.3 million and EBITDA (defined above) of approximately ($2.6 million). Eliska Ventures' results are not included in Powertel's results reported above, but they will be included in Powertel's unaudited financial statements for the quarter ended March 31, 2001, which Powertel will file with the Securities and Exchange Commission.

         - OTHER MATTERS: Powertel's merger agreement with Deutsche Telekom AG and its merger agreement with VoiceStream Wireless Corporation each contain a provision that will adjust the merger consideration to be received by Powertel stockholders proportionately downward to the extent that Powertel's adjusted fully diluted shares (as defined in each agreement) exceeds 56,160,000 shares as of the effective time of the applicable merger. Powertel does not currently anticipate that its adjusted fully diluted shares will exceed 56,160,000 shares as of the effective time of either the DT/Powertel merger or the VoiceStream/Powertel merger, as the case may be, although it cannot give any assurance in this regard due to a number of factors, including, without limitation, the uncertainty of the timing of the closing of either of these mergers.

     Powertel, Inc. provides 100 percent digital PCS wireless services in its licensed service area in 12 states in the Southeast - one of the largest contiguous PCS networks in the southeastern United States. Through its affiliation with other GSM carriers, Powertel's coverage extends across the United States to most major cities and into much of Canada to a population of more than 270 million people. Powertel's core markets are in 34 southeastern metropolitan areas and along the major highway corridors that connect them. Athens, Atlanta, Augusta, Columbus, Birmingham, Chattanooga, Jackson, Jacksonville, Knoxville, Lexington, Louisville, Macon, Memphis, Nashville and Savannah are among the municipalities in Powertel's licensed service area, which has a population of more than 25 million people. For more information on Powertel and its products and services, visit the company on its web site at: http://www.powertel.com

    Powertel is a member of The GSM Alliance, L.L.C., a consortium of U.S. and Canadian digital wireless PCS carriers, which helps provide seamless wireless communications for its customers, whether in North America in 6,000 U.S. and Canadian cities and towns, or abroad. Using Global System for Mobile (GSM) communications technology, GSM companies provide superior voice clarity, unparalleled security and leading-edge wireless voice, data and fax features for customers. In North

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America, more than 10 million customers are using GSM service in 48 U.S. States, the District of Columbia, and six Canadian Provinces, including almost all the top 25 markets in North America. For more information on the GSM Alliance, visit its web site: www.gsm-pcs.org.

The financial and operating results set forth above are preliminary and unaudited. Powertel's unaudited financial statements for the quarter ended March 31, 2001, are not yet available. When the first quarter unaudited financial statements become available, Powertel will file them with the Securities and Exchange Commission on its Quarterly Report on Form 10-Q.

This press release contains forward-looking statements and estimates. These statements appear in a number of places in this press release and include all statements which are not historical facts and which relate to Powertel's intent, belief or current expectations with respect to, among other things, Powertel's proposed transactions with Deutsche Telekom and VoiceStream, the number of Powertel's fully-diluted shares that will be outstanding at the closing of either of the pending mergers, Powertel's future subscriber and revenue growth, Powertel's prospects, and the management and integration of the DiGiPH PCS assets. Words and phrases such as "anticipate," "will," "believe," "intend," "expect," "plan" and "on track" identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in these forward-looking statements as a result of: (i) the fact that the closing of the DT/Powertel merger or the VoiceStream/Powertel merger, as the case may be, is subject to regulatory approvals and certain other closing conditions, which may not be obtained or met within the anticipated time period or at all; (ii) the performance of the DiGiPH assets and competitive pressures in the DiGiPH markets; (iii) risks associated with the selection of Powertel's PCS digital protocol and PCS system implementation, competitive factors and pricing pressures, general economic conditions, the failure of the market demand for Powertel's products and services to be commensurate with management's expectations or past experience, Powertel's ability to minimize churn of existing subscribers and the impact of present or future laws and regulations on Powertel's business; and (iv) those factors discussed in detail in Powertel's previous filings with the Securities and Exchange Commission, including the "Risk Factors" section of Powertel's Registration Statement on Form S-3 (Registration Number (333-84951), as declared effective by the Securities and Exchange Commission on February 13, 2001.

IMPORTANT NOTE REGARDING CONFERENCE CALL:

Powertel will not host a conference call to discuss first quarter financial results.